                                 EXHIBIT 10.50

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

                 ----------------------------------------------


                           WARRANT TO PURCHASE STOCK


 WARRANT TO PURCHASE 27,184 SHARES  ISSUE DATE:         OCTOBER 23, 1997
 OF THE COMMON STOCK OF VISTA       EXPIRATION DATE:    OCTOBER 23, 2002
 MEDICAL TECHNOLOGIES,              INITIAL EXERCISE PRICE:  $12.875 PER SHARE
 INC.

          THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and non-assessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1.  EXERCISE.

          1.1 METHOD OF EXERCISE. Holder may exercise, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above, this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in
Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

          1.2 CONVERSION RIGHT. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant Section 1.4.

          1.3  [RESERVED]

          1.4 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the mean average of the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the five (5) business days immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

          1.5 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

          1.6 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

          1.7  REPURCHASE ON SALE, MERGER OR CONSOLIDATION OF THE COMPANY.

          1.7.1. "ACQUISITION." For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          1.7.2. ASSUMPTION OF WARRANT. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

          1.7.3 NONASSUMPTION. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to Section 1.2 and thereafter Holder shall participate in the acquisition on the same terms as other holders of the same class of securities of the Company.

ARTICLE 2.  ADJUSTMENTS TO THE SHARES.

          2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its common stock payable in common stock, or other securities, or subdivides the outstanding common stock into a greater amount of common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

          2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

          2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.
Also, if there is a stock split such that the outstanding Shares are converted into a greater number of shares, the Warrant Price shall be proportionately decreased.

          2.5 NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

          2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

          2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3.  REPRESENTATIONS AND COVENANTS OF THE COMPANY.

          3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

          (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than the fair market value of the Shares as of the date of this Warrant.

          (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

          3.2  NOTICE OF CERTAIN EVENTS.  If the Company proposes at any time:

          (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;

          (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

          (c) to effect any reclassification or recapitalization of common stock;

          (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or

          (e) to offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash:

then, in connection with each such event other than for (d) and (e) above, the Company shall give Holder (I) prompt written notice of the date on which a record has been taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a), (b) or (c) above, which notice is not required to be given prior to such events; (II) in the case of the matters referred to in (d) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (III) with respect to (e) above, the same notice as is given to the other holders of registration rights pursuant to the registration rights agreement to which Holder is a party.

          3.3 INFORMATION RIGHTS. If the Company at such future date no longer provides 10-Q and 10K reports to the Securities and Exchange Commission, so long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

          3.4 REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. The Company agrees that the Shares shall be subject to the registration rights set forth on Exhibit B, if attached, subject to the approval of holders of a majority of the Registrable Securities as defined in the agreement identified on Exhibit B.

          3.5 REPRESENTATIONS AND WARRANTIES OF THE HOLDER. The Holder hereby represents and warrants to and for the benefit of the Company, with knowledge that the Company is relying thereon in entering into this Agreement and issuing the Warrant to Holder, as follows:

          (a) PURCHASE ENTIRELY FOR OWN ACCOUNT. By Holder's execution of this Agreement, Holder hereby confirms that the Warrant to be received by Holder and the Common Stock issuable upon exercise of the Warrant shall be acquired for investment for Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares. Holder represents that it has full power and authority to enter into this Agreement.

          (b) INVESTMENT EXPERIENCES. Holder is a lender of funds to companies in the development stage and in such capacity acquires warrants in such companies, and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

          (c) ACCREDITED INVESTOR. Holder is an "accredited investor" within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as now in effect.

          (d) RESTRICTED SECURITIES. Holder understands that the Warrant and the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Holder represents that it is familiar with Rule 144 promulgated under the Act, as now in effect, and understands the resale limitations imposed thereby and by the Act.

          (e) Holder understands that the Warrant and the certificates evidencing the Shares (at such time that the Holder exercises its rights under the Warrant) may bear one or all of the following legends:

               (i) The securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state of the United States. The securities evidenced by this certificate may not be offered, sold or transferred for value directly or indirectly, in the absence of such registration under the Act and qualification under applicable state laws, or pursuant to an exemption from registration under the Act and qualification under applicable state laws, the availability of which is to be established to the reasonable satisfaction of the Company.

               (ii) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the Code.

               (iii) Any legend required to be placed on the Securities purchased by Investors in any future sale or offering of any Securities.

ARTICLE 4.  MISCELLANEOUS.

          4.1 TERM. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

          4.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise OF this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if reasonably requested by the Company).

          4.4 TRANSFER PROCEDURE. Subject to the provisions of Sections 4.2 and 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant in a minimum amount of 10,000 Shares by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

          4.5 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

          4.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

          4.7 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

          4.8 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

                                       VISTA MEDICAL TECHNOLOGIES, INC.


                                       By  /s/ John Lyon
                                         -------------------------------------
                                           Chairman of the Board, President or
                                           Vice President


                                       By  /s/ Robert De Vaere
                                         --------------------------------------
                                           Secretary or Ass't Secretary

                                   EXHIBIT A

                                  [RESERVED]





                                   EXHIBIT B

                              REGISTRATION RIGHTS

          The Shares (if common stock) shall be deemed "Registrable Securities" and entitled to registration rights in accordance with the terms of the following agreement (the "Agreement") between the Company and its investor(s):

          Amended and Restated Investors' Rights Agreement dated November 27, 1996.





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